UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 4, 2016, Hanesbrands Inc. (the “Company”) entered into a Syndicated Facility Agreement (the “Syndicated Facility Agreement”), a joinder to its Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (the “Third Amended and Restated Credit Agreement”), which provided for a A$200 million Australian Term A-1 Loan Facility (the “Australian Term A-1 Loan Facility”), a A$200 million Australian Term A-2 Loan Facility (the “Australian Term A-2 Loan Facility” and together with the Australian Term A-1 Loan Facility, the “Australian Term Loan Facilities”) and a A$65,000,000 Australian Revolving Facility (the “Australian Revolving Facility” and together with the Australian Term Loan Facilities, the “Australian Facilities”).

On July 11, 2016, in preparation for the completion of the acquisition of Pacific Brands Limited (“Pacific Brands”), the Company’s wholly owned, indirect subsidiary HBI Australia Acquisition Co. Pty Ltd (the “Australian Borrower”) borrowed an aggregate A$400 million under the Australian Term Loan Facilities. The proceeds from the Australian Term Loan Facilities were used to finance a portion of the acquisition price of Pacific Brands and to pay fees and expenses incurred in connection therewith. On July 15, 2016, the Australian Borrower and certain other subsidiaries of the Company entered into the Australian Revolving Facility, which will be used for working capital and general corporate purposes (including letters of credit and bank guarantees). As of the date hereof, loans under the Australian Term A-1 Loan Facility will bear interest at a rate equal to the BBSY Rate (as defined in the Third Amended and Restated Credit Agreement, as amended by the Syndicated Facility Agreement) plus an applicable margin of 1.50%, loans under the Australian Term A-2 Loan Facility will bear interest at a rate equal to the BBSY Rate plus an applicable margin of 1.80% and loans under the Australian Revolving Facility will bear interest at a rate equal to the BBSY Rate plus an applicable margin of 0.99%. The applicable margin under each of the Australian Term Loan Facilities and the Australian Revolving Facility will fluctuate based on the ratings of the Australian Facilities assigned from time to time by Standard and Poor’s and by Moody’s Investors Service. The Australian Term A-1 Loan Facility matures on July 7, 2019. The Australian Term A-2 Loan Facility and the Australian Revolving Facility mature on July 7, 2021.

The foregoing description of the Australian Facilities is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Syndicated Facilities Agreement, the material terms of which were previously disclosed in, and incorporated herein by reference to, the Company’s Current Report on Form 8-K filed on July 7, 2016, and the Third Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2015 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 15, 2016, the Company issued a press release announcing the completion of the acquisition of Pacific Brands. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hanesbrands Inc.

Date: July 15, 2016	By:	/s/ Joia M. Johnson
		Name:	Joia M. Johnson
		Title:	Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 15, 2016.